Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Richard Lococo, Jonathan Chiel and Scott Lively, and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned and in its name, place and stead, to sign any reports on Form 3, Form 4 and Form 5 in accordance with Section 16(a) of the securities Exchange Act of 1934 relating to its holdings of and transactions in securities of Seneca Foods Corporation (the Company) and all amendments thereto, and to file the same, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall be effective until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company or until such time as the undersigned delivers a written revocation thereof to the above-named attorneys-in-fact and agents.

Manulife Financial Corporation

By:	/s/ Angela Shaffer
Name: Angela Shaffer
Dated:	August 28, 2006	Title:	Vice President and Corporate Secretary

John Hancock Life Insurance Company

	By:	/s/ Warren A. Thomson
Name: Warren A. Thomson
Dated:	August 28, 2006	Title:	Executive Vice President and Chief
Investment Officer - US Investments